Exhibit 99.1

Message to Shareholders

Greer Bancshares Incorporated

November 8, 2005

Dear Shareholder:

We are pleased to inform you that Greer Bancshares Incorporated, the parent company of Greer State Bank, reported net income of $699,000 or 28 cents per diluted share for the quarter ended September 30, 2005, compared to $608,000 or 25 cents per diluted share for the third quarter of 2004, an increase in net income of 15%. Year-to-date net income through September 30, 2005, was $2,022,000 or 81 cents per diluted share compared to $1,812,000 or 74 cents per diluted share for the first nine months of 2004, an increase in net income of 11.6%. Total assets were $282,803,000 at September 30, 2005, up from $231,291,000 at December 31, 2004, an increase in total assets of 22.8%. Total loans, the primary driver of bank earnings, increased to $173,755,000 at September 30, 2005, from $138,510,000 at December 31, 2004, up 25.4%.

As mentioned in our last shareholder update, the Bank has initiated a five-year growth plan which aspires to double the asset size of the Bank by the end of 2009. The results achieved thus far in 2005 have exceeded our growth goals for the current year, and we are indeed very pleased with the initial success of this plan. Hopefully, this success will lead to continued improvements in earnings per share and market value for our stock.

For informed assistance with transactions in Greer Bancshares Incorporated common stock, we offer the names of two gentlemen who stay abreast of our stock: Mr. Wirt Harlin at Morgan Keegan may be reached at 800-764-1209, and Mr. Duane Manning of Scott & Stringfellow may be reached at 864-233-3655. You may also conduct transactions through our broker-dealer relationship with Raymond James Financial Services by contacting Roger Sims or Jason Karr at 864-877-2000.

As we enter the holiday seasons, may we express our sincere thanks to each and every one of you for your continued interest in and support of your Bank. Best wishes for a safe and joyous holiday season.

Sincerely,

David M. Rogers	R. Dennis Hennett
Chairman of the Board	Chief Executive Officer

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The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) the level of allowance for loan losses; (v) the rate of delinquencies and amounts of charge-offs; (vi) the rate of loan growth; (vii) adverse changes in asset quality and resulting credit risk-related losses and expenses; (viii) general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; (ix) changes occurring in business conditions and inflation; (x) changes in technology; (xi) changes in monetary and tax policies; (xii) loss of consumer confidence and economic disruptions resulting from terrorist activities; (xiii) changes in the securities markets; and (xiv) other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This message to shareholders speaks only as of its date, and the Company disclaims any duty to update the information herein.